UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PICO HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Jason L. Kent Cooley LLP 4401 Eastgate Mall San Diego, California 92121-1909 (858) 550-6044	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004 (202) 739-5947

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PICO Holdings, Inc., a California corporation (“PICO” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of consent revocations from its shareholders in response to the solicitation of consents by Sean M. Leder, Leder Holdings, LLC, a Delaware limited liability company, and other affiliated entities controlled by Sean M. Leder (collectively, “Leder”) to call a special meeting of the shareholders of PICO (the “Special Meeting”). PICO has filed a definitive consent revocation statement with the SEC in connection with PICO’s solicitation of BLUE revocation cards.

Investor Presentation Made Publicly Available on March 10, 2016

Attached hereto is an investor presentation that PICO is making publicly available, beginning on March 10, 2016, to shareholders and proxy advisory firms in which PICO discusses its business strategy and comments on why shareholders should not execute any white written request cards sent to them by Leder and should elect against the calling of the Special Meeting by executing and returning to PICO a BLUE revocation card opposing the calling of the Special Meeting.

Important Additional Information and Where to Find It

PICO, its directors and certain of its executive officers and employees are deemed to be participants in a solicitation of consent revocations from PICO’s shareholders in connection with a pending consent solicitation by Leder seeking consents to call a special meeting of shareholders (the “Special Meeting Solicitation”). On February 25, 2016, PICO filed a definitive consent revocation solicitation statement (the “Consent Revocation Solicitation Statement”) and accompanying BLUE revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of consent revocations relating to the Special Meeting Solicitation.

INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE CONSENT REVOCATION SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE REVOCATION CARD AND ANY OTHER RELEVANT DOCUMENTS THAT PICO FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto.

Shareholders can obtain, free of charge, copies of the Consent Revocation Solicitation Statement (including any amendments or supplements thereto), the accompanying  BLUE revocation card, and any other documents filed by PICO with the SEC in connection with the Special Meeting Solicitation at the SEC’s website (www.sec.gov), at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456-6022.

1 Photo by Jean - Pierre Lavoie CORPORATE PRESENTATION MARCH 2016 NASDAQ:PICO

2 2 SAFE HARBOR STATEMENT Statements in this presentation that are not historical, including statements regarding our business plan, are forward - looking statements based on current expectations and assumptions that are subject to risks and uncertainties. A number of other factors may cause results to differ materially from our expectations, such as: any slow down or downturn in the housing recovery or in the real estate markets in which UCP and Vidler operate; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; prolonged weakness in the overall U.S. and global economies; the performance of the businesses and investments in foreign companies; the continued service and availability of key management personnel; potential capital requirements and financing alternatives; the impact of international events; and the costs of responding to the actions of activist investors and the disruption caused to PICO’s business activities by these actions. For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10 - K and our Quarterly Reports on Form 10 - Q, copies of which may be obtained by contacting us at (858) 456 - 6022 or at http://investors.picoholdings.com . We undertake no obligation to (and we expressly disclaim any obligation to) update our forward - looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this presentation. Readers are urged not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation.

3 3 WHO WE ARE A diversified holding company founded over two decades ago that seeks to identify and invest in unique, undervalued assets at opportunistic prices Value - based managers with a portfolio consisting of controlling ownership stakes in water resource and real estate businesses Diligent, long - term oriented investors with a focus on: • Purchasing ownership stakes in companies with competitive advantages and real assets • Acquiring assets where we can isolate compelling value - creation opportunities with the opportunity to apply our experience and expertise to drive meaningful upside • Generating returns by partnering actively with boards and management, providing expertise in strategic investment direction, operations and financing Listed on NASDAQ (ticker symbol: PICO)

4 4 TIMELINE OF TRANSACTIONS December 1993 & June 1994: Current President & CEO, John Hart, and former Chairman Ron Langley structure two separate capital infusions in to Physicians Insurance Company of Ohio at $3.50 per share for a controlling 40% interest. John Hart and Ron Langley become the new management team that directs Physician’s investment portfolio and oversees the insurance operations. August 1995: Physicians acquires Sequoia Insurance Company, a California property & casualty insurer. September 1995: Physicians acquires controlling stake (38%) of The Ondaatje Corporation (TOC), a Canadian public company listed on the Toronto Stock Exchange. John Hart and Ron Langley take over the management of TOC and use TOC as a vehicle to acquire water resources and real estate. TOC is renamed Global Equity Corporation (GEC). November 1995: GEC acquires Vidler Water Company. Since this acquisition to date Vidler has acquired, developed and monetized several water resource and water storage assets throughout the Southwest United States. November 1996: Citation Insurance Group (CIG), a public holding company trading on NASDAQ, is acquired by Physicians in a 5:1 reverse merger transaction. CIG is renamed PICO Holdings, Inc, effects a 1:5 reverse stock split, and starts trading on the NASDAQ as PICO. The transaction results in Physicians and Citation Insurance Company becoming wholly - owned subsidiaries of PICO. Both Physicians and Citation are placed into “run - off” on their existing policy liabilities. 1996 through 2002: GEC acquires approximately 23% stake in Jungfraubahn Holding AG a public company trading on the Swiss stock exchange that operates several railways in the Bernese Oberland region of Switzerland. Also during this period, PICO acquires several other minority interests in Swiss public companies. April 1997: PICO and GEC acquire Nevada Land & Resource Company (NLRC), the owner of 1.35 million acres of undeveloped land in northern Nevada. August 1997: PICO acquires additional shares in GEC and increases its interest in GEC to 51%.

5 5 December 1998: PICO acquires the balance of GEC it does not already own and through this acquisition, acquires a 100% interest in Vidler and NLRC. 1999 through 2002: PICO acquires 20% stake in Australian Oil & Gas Company (AOG), an Australian oil rig operator trading on the Australian Stock Exchange. July 2002: PICO sells its stake in AOG. March 2003: PICO sells Sequoia Insurance Company. January 2008: PICO acquires UCP as a vehicle to acquire and improve single - family residential lots. April 2008: PICO sells its interest in Jungfraubahn Holding AG. 2010: UCP forms Benchmark Communities to design, construct and sell single - family homes. 2010 through 2012: PICO acquires an 88% interest in a new subsidiary, Northstar Agribusiness, and constructs a canola seed crushing facility in Hallock, Minnesota. The plant becomes operational in August 2012 and commences production of canola oil and meal. December 2011: PICO sells NLRC. At the time of sale NLRC had only 480,000 acres remaining from its original 1.35 million acre land portfolio. December 2012: PICO sells its insurance in run - off operations (Physicians Insurance Company of Ohio and Citation Insurance Company). 2012 through 2014: PICO sells its portfolio of Swiss equities. July 2013: UCP completes a $116 million IPO on the NYSE and starts trading under the symbol UCP. PICO retains a controlling interest of approximately 58%. July 2015: PICO sells its interest in Northstar Agribusiness. TIMELINE OF TRANSACTIONS

6 6 STRATEGIC ASSETS & FINANCIAL HIGHLIGHTS Water Resources & Real Estate • Focus on unique, strategic assets with long - term value potential • Current holdings: water & real estate assets with strong potential for growth through Vidler Water Company, Inc. and UCP, Inc. • Vidler and UCP represent over 90% of PICO shareholders’ equity at June 30, 2015 Water Resources Development • Vidler is the leader in water resource development in the Southwest U.S. • Water is a limiting factor in population/economic growth in the Southwest U.S. • Vidler seeks to develop long - term sustainable and reliable water supplies and has accumulated a broad portfolio of Water Rights and Water Storage Credits located in some of the fastest growing communities in the Southwest U.S. Real Estate • UCP acquires and develops residential lots in select markets in the Western U.S. • Since 2008 UCP has acquired over 9,800 residential lots and started its own home builder - Benchmark Communities • UCP completed an IPO in July 2013; listed on the NYSE; PICO owns 56.9% of UCP

7 7 VALUATION & FINANCIAL APPROACH Attractive Valuation And Capital Structure • Currently trading at a meaningful discount to book value and book value is estimated to be understated • Allocate capital to existing and new assets based on risk/reward » Conservative capital structure with relatively low leverage ratios » Proven ability to find interesting and unique investments (out – of - favor, undiscovered or misunderstood assets or situations that require a catalyst) » Potential return of capital to shareholders through share repurchases, using disconnect between book value of assets and share price as litmus test

8 VIDLER WATER COMPANY

9 9 VIDLER: LEADER IN WATER RESOURCE DEVELOPMENT Proven strategy focused on acquiring and developing underappreciated water assets • Purchase farms and ranches with significant, undervalued water assets • Develop storage infrastructure to “bank” water for future use • Unlock new sources of water not previously appropriated • Customers: developers, municipalities, utilities, public agencies and agricultural Currently manage over a dozen water resource projects with an aggregate book value of $186 million as of June 30, 2015: • Fish Springs Ranch water credits and pipeline rights (Reno, Nevada) • Carson / Lyon water rights (Northern Nevada) • Water storage credits in Arizona Major growth catalysts include: • Population/economic trends in Southwest U.S. (esp. Northern Nevada and Arizona) • Limited available water supply in many of the southwestern states; prolonged drought

10 10 VIDLER: POTENTIAL WATER SUPPLY CRISIS BY 2025 • Areas where water supplies may not be adequate to meet water demands in 2025 for people, for farms, and for the environment

VIDLER: WATER ASSETS IN AREAS OF GREATEST NEED

Southwestern U.S. Water Supply Forecast in 2025

Vidler Water Company Significant Current Projects

1) Underground Storage Facility
2) Phoenix AMA Storage Credits
3) Colorado Water Rights
4) Fish Springs Ranch Project
5) Carson-Lyon Intertie
6) Tule Desert
7) Toquop Energy Site
8) Kane Springs-Coyote Springs
9) Middle Rio Grande Water Rights
10) Lower Rio Grande Water Rights



Boise
Salt Lake City
Denver
Carson City
Sacramento
Las Vegas
Santa Fe
Albuquerque
Phoenix
Austin
1
2
3
4
5
6
7
8
9
10
Major Highways
Conflict potential – Moderate
Conflict potential – Substantial
Conflict potential – Highly likely

Source: Department of Interior and Vidler Water Company

PICO Holdings

VIDLER
Water. Quality. Life.

11

12 12 SIGNIFICANT GROWTH PROJECTED FOR NORTHERN NEVADA REGION • Projected Job Growth Includes – Tesla Primary & Induced – Historical Growth – Economic Development Authority of Western Nevada (EDAWN) Projected Growth 150,000 170,000 190,000 210,000 230,000 250,000 270,000 Reno - Sparks MSA Projected Employment Growth: 2015 - 2019 Sources: Bureau of Labor Statistics, EDAWN 1.2% Growth/Year 4.7% Growth/Year

13 13 16,787 42,395 52,370 0 20,000 40,000 60,000 Households Population Jobs Source: Nevada Economic Planning Indicators Committee (EPIC) Report (Northern Nevada Regional Growth Study 2015 - 2019) Total % Growth in Region Over Next 5 Year Period: • Jobs: 15% • Population/Households: 7.1% PROJECTED 5 YEAR GROWTH IN NORTHERN NEVADA REGION

14 14 Source: Center for Regional Studies – UNR. Median Price Home Sales $260,000 $240,000 $220,000 $200,000 $180,000 $160,000 $140,000 Reno - Sparks MSA Home Prices: Jan - 10 to Jan - 15 40% 30% 20% 10% 0% - 10% - 20% - 30% - 40% R - S Median Home Price Growth Rate Jan - 15: $247,517 Jan - 15: 14.6% HOME PRICE GROWTH

15 15 VIDLER: PREVIOUS TRANSACTIONS • Vidler Water Company acquired in 1995: Only asset at acquisition was a collection of water rights and associated infrastructure in Colorado • Late 1990s / early 2000s spent identifying, acquiring and developing water resource and water storage assets in California, Nevada, Arizona and Colorado • From 2002 through 2009 Vidler monetized several water projects for proceeds of approximately $180 million generating a weighted average project IRR of approximately 45% * * Includes one project that Vidler management transacted through another PICO subsidiary, Nevada Land & Resource Company

16 UCP, INC. NYSE:UCP

17 17 (1) Owned and controlled as of September 30 , 2015 . Includes 321 homes under construction COMPANY SNAPSHOT Company Highlights • Homebuilder and land developer focused on high growth markets » Founded in 2004 by CEO Dustin Bogue » Headquartered in San Jose, California • Acquired by PICO Holdings in 2008 to capitalize on dislocation in the housing market » Over $200mm of capital deployed » IPO in July 2013 raised $116mm » Debt offering in 2014 raised $75mm • Significant land position of 6,712 lots (1) » Over 55% acquired prior to 2012 » Entered the Southeast through the acquisition of Citizens Homes in March 2014 • Future earnings growth trajectory to come from: » Build - out of current inventory » Organic growth in existing footprint » Adjacent market expansion

18 18 COMPANY SNAPSHOT (1) Owned and controlled as of September 30, 2015. Includes 321 homes under construction.

19 19 STRONG HISTORICAL GROWTH TRAJECTORY

20 20 INVESTMENT HIGHLIGHTS Exposure to high growth markets Long , high quality land position to fuel growth trajectory Significant runway to accelerate homebuilding community count Building backlog to support growth objectives Strong 1 st move - up buyer focus with wide range of product capabilities Proven land acquisition, entitlement and development platform Opportunity to enhance profitability through scale, efficiencies, and land sales

21 21 Name Position Years with PICO John Hart President & CEO 22 Max Webb EVP & CFO 20 Dorothy Timian - Palmer President and COO, Vidler Water 17 Dustin Bogue President & CEO, UCP, Inc. 8 MANAGEMENT & OPERATING TEAM

22 22 PICO INVESTMENT HIGHLIGHTS • Opportunity to own a potentially undervalued security that is supported by hard assets » Provides significant downside protection at current price » Holding company structure offers access to ownership of water resource assets generally unavailable to most investors • Stock currently trading at discount to book value and book value is estimated to be understated • Conservative approach to capital allocation » Low leverage ratios and sufficient liquidity to weather difficult macroeconomic conditions » Potential return of capital through share repurchases

23 PICO’S CURRENT BUSINESS PLAN

24 24 PICO’S CURRENT BUSINESS PLAN AND STRATEGIC DIRECTION • Current business plan and strategic direction – maximize shareholder value by monetizing assets and returning all proceeds, less any working capital requirements, to shareholders through a stock repurchases or special dividends • Rationale Underlying Current Strategic Direction - driven not only by the fact that the markets relative to our water assets appear to have moved in our favor but that our stock is trading at a significant discount to our estimate of intrinsic value and at a discount to its book value • Strategic Direction Reflects Substantial Shareholder Input - business plan was developed after substantial engagement with, and input from, shareholders • Executive Compensation to be Aligned with Maximizing the Capital that is Returned to Shareholders - PICO Board and Compensation Committee are in the process of implementing modifications to its executive compensation structure designed to better align compensation with an objective of maximizing the capital that is returned to shareholders • Board Refreshment Supports Strategic Direction - PICO has added 3 new, highly - qualified and very experienced independent directors since January 2016, with functional skills and competencies that enhance the ability of the Board to oversee the execution of PICO’s plans to maximize shareholder value through asset monetization and the return of capital therefrom to shareholders

25 CORPORATE GOVERNANCE

26 26 THE PICO BOARD EMBRACES STRONG CORPORATE GOVERNANCE PRACTICES • Based on shareholder input, the PICO Board has committed to put a board declassification proposal up for shareholder vote at the 2016 annual meeting • PICO’s Board has historically shown a lack of entrenchment: » Shareholders have the right to call special meetings with only a 10% ownership threshold. » Shareholders may act by written consent » Shareholders can remove directors with or without cause » No shareholder rights plan / poison pill • Shareholders can amend by - laws with simple majority vote • Substantial refreshment of the PICO Board: » 3 new board members out of 7 added to the PICO Board since beginning of 2016 » 2 of these new directors were recommended by PICO’s institutional shareholders • CEO is only non - employee director on the PICO Board • All Board committees are 100% independent • Proven commitment to diversity on the Board and in leadership roles » Immediate past Non - Executive Chairman was a woman • Board has adopted a compensation clawback policy • Annual Board and committee self - evaluations

27 27 THE PICO BOARD HAS BEEN HIGHLY RESPONSIVE TO SHAREHOLDER INPUT • Board Declassification - In response to shareholder approval at the 2015 Annual Meeting of a board declassification proposal, the PICO Board intends to have shareholders vote on a binding declassification proposal at the 2016 Annual Meeting • Current Business Plan to Return Capital to Shareholders - PICO’s current plans to maximize shareholder value which contemplates that, as assets are monetized, we would return capital back to shareholders through special dividends and stock repurchases, was developed with the input of our shareholders • Board Refreshment - Since January 2016, we have replaced three (3) former directors of PICO, including the Board’s Chairman, each of whom chose to step down from the PICO Board, with 3 new, highly - qualified and very experienced independent directors – Howard Brod Brownstein, Raymond V. Marino II and Eric Speron » Both Mr. Marino and Mr. Speron were recommended to us by institutional shareholders » With the appointment of Messrs. Brownstein, Marino and Speron, the PICO Board is now composed of 7 highly - qualified and experienced directors, 3 of whom have joined the PICO Board since the beginning of 2016 and 6 of whom are non - employee directors , and boasts a broad and diverse set of skills and experiences

28 LEDER CONSENT SOLICITATION

29 29 THE LEDER CONSENT SOLICITATION • Leder Holdings, LLC and other affiliated entities controlled by Sean M. Leder are soliciting shareholder consents to call a special meeting of the shareholders of PICO • At the special meeting Mr. Leder is seeking to, among other things, place a new board in control of PICO by removing four of the current members of PICO’s seven - member Board and replace them with his handpicked nominees, none of whose identities (other than Mr. Leder) or qualifications have been publicly disclosed. • Mr. Leder and his affiliates acquired their first shares in PICO on March 16, 2015, and, as of February 26, 2016, claim to hold 322,899 shares of PICO’s common stock which represents approximately just 1.4% of PICO’s shares of issued and outstanding common stock • We strongly believe that allowing Mr. Leder and his affiliates to call a special meeting is not in the best interests of PICO or its shareholders at this time and Leder’s actions could interfere with PICO’s plans to maximize shareholder value by returning capital to shareholders as assets are monetized

30 30 LEDER DID NOT ENGAGE WITH PICO REGARDING HIS PROPOSALS PRIOR TO FILING CONSENT STATEMENT • PICO strives to maintain constructive, ongoing communications with all of its shareholders and welcomes and values their input and is in regular and continuing contact with its shareholders, including with respect to board composition and its current strategic direction, and welcomes shareholder input on how PICO can further enhance shareholder value • Shareholders are encouraged to share their perspectives directly with PICO and should not view a call of a special meeting as a substitute for direct, ongoing engagement with PICO • Prior to filing its preliminary consent solicitation statement with the SEC on January 27, 2016, Mr. Leder made no attempt to engage with PICO’s Board of Directors or its management team regarding any of the proposals that Mr. Leder is seeking to bring before a special meeting of shareholders • Leder is seeking to force upon the company a costly and distracting special meeting and a related contested solicitation so he could expedite his plans to change the composition of the board rather than waiting for the annual meeting which, if scheduled within the same timeframe as last year (July 9, 2015), would likely occur less than 60 days after the date when any special meeting would be able to be held

31 31 LEDER HAS NO EXPERIENCE WHATSOEVER IN ANY OF THE BUSINESSES PICO IS INVOLVED IN • Leder has no relevant experience in any of PICO’s businesses - Mr. Leder has failed to indicate how he himself has any experience whatsoever in any of the businesses PICO is involved in • Leder has no experience with the management or development of water assets - Mr. Leder, to the best of our knowledge, has no experience in the development and management of water assets, particularly in the southwestern United States • Leder has no experience with large - scale homebuilding - Mr. Leder, to the best of our knowledge, has no experience in large scale production homebuilding • Leder has not indicated whether he would proceed with PICO’s plan to return capital to shareholders and Leder may have other undisclosed plan for PICO - Mr. Leder has not indicated whether he and his undisclosed director candidates would support PICO’s plans to return capital to shareholders as assets are monetized through stock repurchases or special dividends and what experiences he would bring to PICO relevant to that plan.

32 32 LEDER HAS NOT IDENTIFIED HIS NOMINEES OR THEIR QUALIFICATIONS TO OVERSEE PICO’S BUSINESS PLAN • Leder’s Undisclosed Director Candidates - Mr. Leder has yet to identify any of the individuals (other than himself) who he would seek to nominate to the PICO Board or any of the qualifications, experiences or competencies that he believes are missing from the current PICO Board • Leder’s Minimal Public Company Board Experience - To the best of our knowledge, Mr. Leder has only served on one public company’s board of directors – Qualstar Corporation (NasdaqCM: QBAK), a company that has experienced a huge destruction of shareholder value (more than 60%) since Mr. Leder joined the board as a result of a proxy contest that placed a new board in control of the company ( a proxy contest where ISS and Glass Lewis both recommended that Qualstar shareholders vote against Mr. Leder being elected to the Board. Given Qualstar’s subsequent history and the value destruction that has occurred during Mr. Leder’s board tenure, the proxy advisory firms were correct and shareholders should have followed their recommendation • Uncertain Qualifications of Leder’s Undisclosed Director Candidates - Shareholders are left wondering whether Leder’s undisclosed director candidates will be independent of Mr. Leder or his affiliates and how the skills and competencies of these candidates would complement the skills and competencies of the current members of the PICO Board • Uncertain Ability of Leder’s Undisclosed Director Candidates to Oversee PICO’s Plan to Monetize Assets and Return Capital to Shareholders - Shareholders are also left wondering whether Mr. Leder’s undisclosed director candidates would be qualified to oversee PICO’s plan to maximize shareholder value by monetizing all of its assets and, as those assets are monetized, return capital to shareholders, a plan that was developed with the input of our shareholders

33 33 LEDER’S LAST PROXY CONTEST RESULTED IN A HUGE DESTRUCTION OF SHAREHOLDER VALUE • In June 2013, Mr. Leder, together with Steven N. Bronson, participated in a proxy contest against Qualstar Corporation (NasdaqCM: QBAK) • Both ISS and Glass Lewis recommended in lengthy reports that Qualstar shareholders vote against Mr. Leder being elected to the Qualstar Board of Directors. Given Qualstar’s subsequent history and the value destruction that has occurred during Mr. Leder’s board tenure, the proxy advisory firms were correct and shareholders should have followed their recommendation • As a result of Mr. Leder’s proxy contest, a new board, which included Mr. Leder, was placed in control of Qualstar in June 2013 • The new board of directors replaced most of Qualstar’s executive management team in relatively quick order • Almost 3 years later, Qualstar has experienced a huge destruction of shareholder value and Qualstar’s stock has lost more than 60% of its value • Mr. Leder continues to occupy a seat on the Qualstar Board, which, to the best of our knowledge, is his only directorship at a publicly - traded entity • We strongly question whether Mr. Leder’s special meeting demand would only facilitate Mr. Leder’s ability to replicate at PICO what Mr. Leder and Mr. Bronson have done at Qualstar • Shareholders should questions whether they want to follow in the same path of the shareholders of Qualstar

34 34 LEDER’S CONSENT SOLICITATION COULD DEPRIVE SHAREHOLDERS OF CAPITAL INTENDED FOR THEM • If Leder is successful in soliciting consents to call a special meeting, we believe it is likely that PICO will be required to pursue at least 3 separate distracting and costly contested solicitations within the span of 6 months: one for the consent solicitation, one for the special meeting itself and, potentially, one for PICO’s 2016 Annual Meeting • Mr. Leder has also disclosed that he believes that PICO should ultimately fund his costly and distracting contested solicitations and that he intends to seek reimbursement from PICO for his solicitation costs • 3 separate contested solicitations can be significantly costly and distracting at a time when we believe the full focus and energy of the PICO Board and management team should be on executing our recently announced business plan to return capital to shareholders as assets are monetized • Mr. Leder’s current and planned contested solicitations are likely to interfere with the efforts of the PICO Board and management team to maximize the amount of capital that is ultimately returned to shareholders and time by which that capital is returned

35 APPENDIX

36 36 PRIOR REPRESENTATIVE INVESTMENTS • Active Investor Working with Board & Management to Assist with Strategic Investment Direction or Financing » Physicians Insurance Company of Ohio » Structured capital infusion to struggling medical malpractice insurer: $8 million for 40% interest in 1993 / 1994 » Took control of investment portfolio and redirected investments to value style equities » Put the insurance operations into “run – off” » Sold Physicians in 2012: total sale proceeds and dividends over the ownership period equated to approximately 24% IRR

37 37 PRIOR REPRESENTATIVE INVESTMENTS • Bottoms up, Value Investor » Jungfraubahn Holding AG » Swiss company screened from a detailed analysis of Swiss stocks: Jungfraubahn identified due to low multiples of Price to Book and Price to Cash Flows and high dividend yield » Assets identified as unique (certain Swiss cogwheel railways) with strong recurring cash flow providing large amount of downside risk protection » Obtained one seat on the Board; worked behind the scenes to help improve free cash flow » Initial investment commenced in 1996 and sold in 2008 for approximately 20% IRR

38 38 PRIOR REPRESENTATIVE INVESTMENTS • Opportunities Among the Out – of – Favor, Undiscovered or Misunderstood » Nevada Land & Resource Company, LLC » Owner of 1.35 million acres of checker - boarded land sections in Northern Nevada » Asset was considered non – core by seller (Santa Fe Railroad) and purchased at approximately $36 per acre » Ownership over 14.5 years generated $137 million in revenues from land sales and leases producing approximately 9% IRR over the entire period (1997 to 2011)

39 39 PRIOR REPRESENTATIVE INVESTMENTS • Active Investor Working with Board & Management to Assist with Strategic Investment Direction or Financing » Australian Oil & Gas Company » Accumulated 20% shareholding in AOG – underlying rig assets identified as undervalued in low O&G price environment » Made bridge loan and underwrote rights offering so AOG could purchase new rigs to fulfil several lucrative contracts » Exited on buy – out of the company for approximately 22% IRR over course of entire investment (1998 to 2002)

40 40 IMPORTANT ADDITIONAL INFORMATION PICO, its directors and certain of its executive officers and employees are deemed to be participants in a solicitation of consent revocations from PICO’s shareholders in connection with a pending consent solicitation by a shareholder seeking consents to call a special meeting of shareholders (the ” Special Meeting Solicitation “). On February 25, 2016, PICO filed a definitive consent revocation solicitation statement (the ” Consent Revocation Solicitation Statement “) and accompanying form of BLUE revocation card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of consent revocations relating to the Special Meeting Solicitation. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE CONSENT REVOCATION SOLICITATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE REVOCATION CARD AND ANY OTHER RELEVANT DOCUMENTS THAT PICO FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. Shareholders will be able to obtain, free of charge, copies of the Consent Revocation Solicitation Statement (including any amendments or supplements thereto), the accompanying BLUE revocation card, and any other documents filed by PICO with the SEC in connection with the Special Meeting Solicitation at the SEC’s website (www.sec.gov), at PICO’s website (http://investors.picoholdings.com) or by writing to the Company’s Corporate Secretary at PICO Holdings, Inc., 7979 Ivanhoe Avenue, Suite 300, La Jolla, CA 92037 or by calling PICO’s Corporate Secretary at (858) 456 - 6022.